As filed with the Securities and Exchange Commission on August 17, 2009
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Potomac Realty Trust
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	37-1470730 (I.R.S. Employer Identification No.)
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(Address of principal executive offices including zip code)
First Potomac Realty Trust 2009 Employee Share Purchase Plan
(Full title of the plan)
Joel F. Bonder
Executive Vice President and General Counsel
First Potomac Realty Trust
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(301) 986-9200
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Edward W. Elmore, Jr.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
(804) 788-7336
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered(1)	per share(2)	offering price(2)	registration fee
Common shares of beneficial interest, $0.001 par value per share	200,000 shares	$9.91	$1,982,000	$111

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional common shares of beneficial interest (“common shares”) that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding common shares.

(2)	Estimated solely for the purpose of computing the registration fee. In accordance with Rules 457(c) 457(h) under the Securities Act, the maximum offering price per share and maximum aggregate offering price shown are based upon the average of the high and low sales prices reported for the registrant’s common shares on the New York Stock Exchange on August 11, 2009, which was $9.91 per share.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in this Part I will be sent or given to participants under the First Potomac Realty Trust 2009 Employee Share Purchase Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the “Note” to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by First Potomac Realty Trust (the “Company”) with the SEC are incorporated herein by reference and made a part hereof:
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 9, 2009.

•	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009, filed with the SEC on May 8, 2009.

•	The Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2009, filed with the SEC on August 7, 2009.

•	The Company’s Current Reports on Form 8-K filed with the SEC on January 30, 2009, May 27, 2009 and June 3, 2009.

•	The description of the Company’s common shares of beneficial interest set forth under the caption “Description of Capital Shares” in the Registration Statement on Form S-3 (File No. 333-153090) filed under the Securities Act on August 19, 2008.
     All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     Maryland law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, a real estate investment trust may not indemnify an officer or trustee for (y) an adverse judgment in a suit by or in the right of the real estate investment trust in which the officer or trustee was adjudged liable to the real estate investment trust or (z) with respect to any proceeding charging improper personal benefit if the officer or trustee was adjudged to be liable for an improper personal benefit, unless in either case a court orders indemnification and then only for expenses.
     The Company’s declaration of trust permits it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses as such expenses are incurred, to (a) any shareholder, trustee, officer, employee or agent of the Company or (b) any individual who, while a shareholder, trustee, officer, employee or agent of the Company and at the Company’s request, serves or has served another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a shareholder, trustee, officer, employee or agent, from all claims and liabilities to which such person may become subject by reason of his status as a shareholder, trustee, officer, employee or agent of the Company.
     The Company’s bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any current or former shareholder, trustee, officer, employee or agent of the Company or any individual who, while a shareholder, trustee, officer, employee or agent of the Company and at the Company’s request, serves or has served another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a shareholder, trustee, officer, employee or agent, who have been successful, on the merits or otherwise, in the defense of a proceeding to which that individual was made a party by reason of such status, against reasonable expenses incurred in connection with the proceeding;

•	any current or former trustee or officer against any claim or liability to which that trustee or officer may become subject by reason of such status unless it is established that (i) the individual’s act or omission was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the individual actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful; and

•	any current or former shareholder against any claim or liability to which that individual may become subject by reason of such person’s status as a shareholder or former shareholder of the Company.
     The Company’s declaration of trust and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.
     Prior to reimbursement of expenses by the Company in advance of the final disposition of an action, the Company’s bylaws and Maryland law require a trustee or officer to provide (i) written affirmation of a good faith belief that the individual has met the applicable standard of conduct necessary for indemnification and (ii) a written undertaking to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met. The bylaws provide that no amendment, repeal or adoption will affect the applicability of the indemnification provisions as to acts or failures to act which occurred before the date of amendment, repeal or adoption. Additionally, the Company may provide to trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses as may be permitted by Maryland law, as in effect from time to time, for directors of Maryland corporations.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

Exhibit
No.	Description

4.1	First Potomac Realty Trust First Amended and Restated Declaration of Trust (incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on October 1, 2003).

4.2	First Potomac Realty Trust Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on October 1, 2003).

4.3	Amended and Restated Agreement of Limited Partnership of First Potomac Realty Investment, L.P. dated September 15, 2004 (incorporated herein by reference to Exhibit 3.3 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on October 1, 2003).

4.4	Form of First Potomac Realty Investment Limited Partnership 6.41% Senior Notes, Series A, due 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 23, 2006).

4.5	Form of First Potomac Realty Investment Limited Partnership 6.55% Senior Notes, Series B, due 2016 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 23, 2006).

4.6	Note Purchase Agreement by and among the Registrant, First Potomac Realty Investment Limited Partnership and the several Purchasers listed on the signature pages thereto, dated as of June 22, 2006 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 23, 2006).

Exhibit
No.	Description

4.7	Trust Guaranty, entered into by the Registrant, dated as of June 22, 2006 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on June 23, 2006).

4.8	Subsidiary Guaranty, dated as of June 22, 2006 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on June 23, 2006).

4.9	Indenture, dated as of December 11, 2006, by and among First Potomac Realty Investment Limited Partnership, the Registrant, as Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 12, 2006).

4.10	Form of First Potomac Realty Investment Limited Partnership 4.0% Exchangeable Senior Note due 2011 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 12, 2006).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

10.1	First Potomac Realty Trust 2009 Employee Share Purchase Plan (incorporated by reference from Exhibit B to the Company’s Definitive Proxy Statement, filed with the Commission on April 8, 2009).

23.1	Consent of KPMG LLP.*

23.2	Consent of Hunton & Williams LLP (included as Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).*

*	Filed herewith.
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act,
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement,
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the

Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 17th day of August, 2009.

First Potomac Realty Trust (Registrant)
By:	/s/ Barry H. Bass
Barry H. Bass
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each of the trustees of First Potomac Realty Trust whose signature appears below hereby appoints Barry H. Bass and Joel F. Bonder, and each of them individually, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as trustees and/or officers to enable First Potomac Realty Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ Douglas J. Donatelli Douglas J. Donatelli	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 17, 2009

/s/ Barry H. Bass Barry H. Bass	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 17, 2009

/s/ Michael H. Comer Michael H. Comer	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 17, 2009

/s/ Robert H. Arnold Robert H. Arnold	Trustee	August 17, 2009

/s/ Richard B. Chess Richard B. Chess	Trustee	August 17, 2009

/s/ J. Roderick Heller J. Roderick Heller	Trustee	August 17, 2009

Signature	Title	Date

/s/ R. Michael McCullough R. Michael McCullough	Trustee	August 17, 2009

/s/ Alan G. Merten Alan G. Merten	Trustee	July 21, 2009

/s/ Terry L. Stevens Terry L. Stevens	Trustee	August 17, 2009

EXHIBIT INDEX

Exhibit
No.	Description

4.1	First Potomac Realty Trust First Amended and Restated Declaration of Trust (incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on October 1, 2003).

4.2	First Potomac Realty Trust Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on October 1, 2003).

4.3	Amended and Restated Agreement of Limited Partnership of First Potomac Realty Investment, L.P. dated September 15, 2004 (incorporated herein by reference to Exhibit 3.3 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 filed on October 1, 2003).

4.4	Form of First Potomac Realty Investment Limited Partnership 6.41% Senior Notes, Series A, due 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 23, 2006).

4.5	Form of First Potomac Realty Investment Limited Partnership 6.55% Senior Notes, Series B, due 2016 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 23, 2006).

4.6	Note Purchase Agreement by and among the Registrant, First Potomac Realty Investment Limited Partnership and the several Purchasers listed on the signature pages thereto, dated as of June 22, 2006 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 23, 2006).

4.7	Trust Guaranty, entered into by the Registrant, dated as of June 22, 2006 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on June 23, 2006).

4.8	Subsidiary Guaranty, dated as of June 22, 2006 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on June 23, 2006).

4.9	Indenture, dated as of December 11, 2006, by and among First Potomac Realty Investment Limited Partnership, the Registrant, as Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 12, 2006).

4.10	Form of First Potomac Realty Investment Limited Partnership 4.0% Exchangeable Senior Note due 2011 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 12, 2006).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

10.1	First Potomac Realty Trust 2009 Employee Share Purchase Plan (incorporated by reference from Exhibit B to the Company’s Definitive Proxy Statement, filed with the Commission on April 8, 2009).

23.1	Consent of KPMG LLP.*

23.2	Consent of Hunton & Williams LLP (included as Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).*

*	Filed herewith.